       As filed with the Securities and Exchange Commission on January 5, 1998
                                                  Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.  20549
                                ______________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ______________________

                              THE TESSERACT GROUP, INC.
                (Exact name of Registrant as specified in its charter)

                   MINNESOTA                                    41-1581297
        (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                     Identification No.)



      1300 NORWEST FINANCIAL CENTER                              55431
        7900 XERXES AVENUE SOUTH                              (Zip Code)
         MINNEAPOLIS, MINNESOTA
 (Address of principal executive offices)


                   THE TESSERACT GROUP, INC. 1988 STOCK OPTION PLAN
                               (Full title of the plan)


                                    John T. Golle
                         Chairman and Chief Executive Officer
                              The TesseracT Group, Inc.
                            1300 Norwest Financial Center
                               7900 Xerxes Avenue South
                            Minneapolis, Minnesota  55431
                       (Name and address of agent for service)

    Telephone number, including area code, of agent for service:  (612) 832-0092
                                ______________________

                           CALCULATION OF REGISTRATION FEE

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
                                                                                           Proposed
                                                              Proposed                      maximum
         Title of                    Amount                    maximum                     aggregate                Amount of
      securities to                  to be                 offering price                  offering                registration
      be registered              registered (1)           per share (1) (2)              price (1) (2)                 fee
----------------------------------------------------------------------------------------------------------------------------------
      Common Stock,                 900,000
      $.01 par value                 shares                 $4.375                       $3,937,500                    $1,161.57
----------------------------------------------------------------------------------------------------------------------------------
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

(1) The Registration Statement relates to an additional 900,000 shares of Common Stock to be offered pursuant to the Registrant's 1988 Stock Option Plan, for which 1,000,000 shares of Common Stock have previously been registered pursuant to the Registrant's Registration Statement Nos. 33-47486 and 33-87644.

(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on December 30, 1997, as reported on the Nasdaq National Market.
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

                              THE TESSERACT GROUP, INC.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               There are incorporated in this Registration Statement by reference the contents of the Registrant's Registration Statements Nos. 33-47486 and 33-87644.

ITEM 8.   EXHIBITS.

     Exhibit                            Description
     -------                            -----------

     4              The TesseracT Group, Inc. 1988 Stock Option Plan.

     5              Opinion of Faegre & Benson LLP.

     23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement).

     23.2           Consent of Arthur Andersen LLP

     24             Powers of Attorney.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 5, 1998.

                                   THE TESSERACT GROUP, INC.


                                   By   /s/ John T. Golle
                                     ------------------------------------------
                                        John T. Golle
                                        Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 5, 1998.

Signature                                    Title
---------                                    -----

/s/ John T. Golle             Chairman of the Board of Directors and Chief
-------------------------     Executive Officer
John T. Golle                      (Principal Executive Officer)

/s/ Gerald A. Haugen          Chief Financial and Administrative Officer
-------------------------
Gerald A. Haugen                   (Principal Financial and Accounting Officer)

Richard T. Burke*             Director

Robert I. Karon*              Director

Gale R. Mellum*               Director

John T. Walton*               Director

Martha Taylor Thomas*         Director

* John T. Golle, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.


                                        By   /s/ John T. Golle
                                          -------------------------------------
                                             John T. Golle, Attorney in Fact

                                 INDEX TO EXHIBITS



                                                                                              Method
 Exhibit                              Description                                            of Filing
 -------                              -----------                                            ---------
4         The TesseracT Group, Inc. 1988 Stock Option Plan . . . . . . . . . . . . . .  Filed Electronically

5         Opinion of Faegre & Benson LLP . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

23.1      Consent of Faegre & Benson LLP
          (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2      Consent of Arthur Andersen LLP . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

24        Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically
